UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 20, 2007
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

On November 20, 2007, the Compensation Committee of the Board of Directors approved an amendment to the Company’s proposed 2007 Equity Incentive Plan (the “2007 Plan”) to delete a subsection of Section 5.2 that related to the Company’s ability to reuse shares not issued upon the exercise of an option or stock appreciation right.  The exact language removed from the 2007 Plan read as follows:

“To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.”

The 2007 Plan, as amended, is being submitted to the Company’s shareholders for approval at its 2007 Annual Meeting of Shareholders on December 4, 2007, and will become effective only upon shareholder approval.

A copy of the 2007 Plan, as amended,  is included as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	2007 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	November 20, 2007	By:	/s/ Roderic W. Lewis
		Name:	Roderic W. Lewis
		Title:	Vice President of Legal Affairs,
General Counsel & Corporate Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 20, 2007

Exhibit	Description

99.1	2007 Equity Incentive Plan